Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 13, 2022)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 26, 2022 of $9,852,500 or $2.65 per share diluted compared to net income of $9,311,100 or $2.40 per share diluted in 2021.

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small-business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At March 26, 2022, there were 1,276 franchises in operation and over 2,800 available territories.  An additional 44 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	March 26, 2022	December 25, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$287,500	$11,407,000
Restricted cash	55,000	30,000
Receivables, net	1,473,300	1,103,400
Net investment in leases - current	2,593,000	2,890,600
Income tax receivable	—	667,500
Inventories	492,300	325,200
Prepaid expenses	985,100	1,008,600
Total current assets	5,886,200	17,432,300

Net investment in leases – long-term	165,000	229,300
Property and equipment, net	1,895,900	1,976,900
Operating lease right of use asset	2,921,700	2,982,000
Goodwill	607,500	607,500
Other assets	428,700	418,300
Deferred income taxes	3,365,900	3,252,700
	$15,270,900	$26,899,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,232,600	$4,232,600
Accounts payable	1,896,000	2,099,000
Income tax payable	2,374,300	—
Accrued liabilities	2,515,400	2,001,000
Deferred revenue	1,634,400	1,645,000
Total current liabilities	12,652,700	9,977,600
Long-Term Liabilities:
Line of Credit	13,600,000	—
Notes payable, net	42,318,200	43,376,400
Deferred revenue	6,831,000	6,863,500
Operating lease liabilities	4,686,700	4,810,100
Other liabilities	950,000	954,800
Total long-term liabilities	68,385,900	56,004,800
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,480,376 and 3,635,806 shares issued and outstanding	—	—
Retained earnings (accumulated deficit)	(65,767,700)	(39,083,400)
Total shareholders’ equity (deficit)	(65,767,700)	(39,083,400)
	$15,270,900	$26,899,000

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
Revenue:
Royalties	$15,390,100	$14,048,800
Leasing income	2,871,700	3,237,000
Merchandise sales	914,300	592,400
Franchise fees	420,600	359,000
Other	453,100	421,700
Total revenue	20,049,800	18,658,900
Cost of merchandise sold	864,500	558,800
Leasing expense	216,000	389,500
Provision for credit losses	(8,900)	(48,700)
Selling, general and administrative expenses	5,540,000	5,102,300
Income from operations	13,438,200	12,657,000
Interest expense	(513,100)	(318,100)
Interest and other income (expense)	(900)	6,800
Income before income taxes	12,924,200	12,345,700
Provision for income taxes	(3,071,700)	(3,034,600)
Net income	$9,852,500	$9,311,100
Earnings per share - basic	$2.74	$2.49
Earnings per share - diluted	$2.65	$2.40
Weighted average shares outstanding - basic	3,597,926	3,736,676
Weighted average shares outstanding - diluted	3,716,322	3,874,227

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
OPERATING ACTIVITIES:
Net income	$9,852,500	$9,311,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,500	113,800
Provision for credit losses	(8,900)	(48,700)
Compensation expense related to stock options	421,600	385,200
Deferred income taxes	(113,200)	(439,900)
Deferred initial direct costs	—	(1,500)
Amortization of deferred initial direct costs	—	10,500
Operating lease right of use asset amortization	60,300	54,200
Tax benefits on exercised stock options	95,300	47,100
Change in operating assets and liabilities:
Receivables	(369,900)	(515,000)
Principal collections on lease receivables	530,500	2,268,700
Income tax receivable/payable	2,946,500	3,333,300
Inventories	(167,100)	(3,600)
Prepaid expenses	23,500	155,300
Other assets	(10,400)	(2,600)
Accounts payable	(203,000)	(370,300)
Accrued and other liabilities	390,500	(532,300)
Rents received in advance and security deposits	(159,700)	(95,400)
Deferred revenue	(43,100)	(84,900)
Net cash provided by operating activities	13,347,900	13,585,000
INVESTING ACTIVITIES:
Purchase of property and equipment	(21,500)	(34,300)
Purchase of equipment for lease contracts	—	(65,500)
Net cash used for investing activities	(21,500)	(99,800)
FINANCING ACTIVITIES:
Proceeds from borrowings on line of credit	15,600,000	—
Payments on line of credit	(2,000,000)	—
Payments on notes payable	(1,062,500)	(1,062,500)
Repurchases of common stock	(36,591,400)	(10,455,200)
Proceeds from exercises of stock options	1,258,300	268,800
Dividends paid	(1,625,300)	(935,400)
Net cash used for financing activities	(24,420,900)	(12,184,300)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(11,094,500)	1,300,900
Cash, cash equivalents and restricted cash, beginning of period	11,437,000	6,684,000
Cash, cash equivalents and restricted cash, end of period	$342,500	$7,984,900
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$490,500	$309,200
Cash paid for income taxes	$143,100	$94,100

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Three Months Ended
	March 26, 2022	March 27, 2021
Cash and cash equivalents	$287,500	$7,959,900
Restricted cash	55,000	25,000
Total cash, cash equivalents and restricted cash	$342,500	$7,984,900